Exhibit 99.1

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. ANNOUNCES SALE OF COMMON STOCK

BY AFFILIATES OF HELLMAN & FRIEDMAN LLC

NASHVILLE, Tenn. (November 10, 2014) – AmSurg Corp. (the “Company”) (NASDAQ: AMSG) today announced that certain of its shareholders, consisting of affiliates of Hellman & Friedman LLC (the “Selling Shareholders”), intend to offer for sale in an underwritten secondary offering 4,509,213 shares of the Company’s common stock pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The Selling Shareholders will receive all of the proceeds from this offering. No shares are being sold by management or the Company. The last reported sale price of the Company’s common stock on November 10, 2014, was $51.84 per share.

Goldman, Sachs & Co. will act as underwriter for the offering.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at: www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from:

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: (212) 902-1171

Facsimile: (212) 902-9316

E-mail: prospectus-ny@ny.email.gs.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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AMSG Announces Sale of Common Stock

November 10, 2014

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements that are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “predicts,” or the negative of these words or phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Certain risks and uncertainties related to the Company’s business are or will be described in greater detail in the Company’s filings with the SEC. The information set forth herein should be read in light of such risks.

About AmSurg Corp.

AmSurg Corp. operates an Ambulatory Services business that acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. AmSurg also operates a Physician Services business that provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of September 30, 2014, AmSurg owns and operates 243 ASCs in 34 states and provides physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

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